RETURN TO:
Sundance Oil & Gas, LLC.
PO Box 2631
Bismarck, ND 58502
OPC-Indian Hills-ND

COPY

AMENDMENT OF OIL AND GAS LEASE

THIS AMENDMENT, of oil and gas lease, entered into this 18th day of September, 2009 by The Rocky G. Greenfield and Evenette G. Greenfield Revocable Living Trust, Rocky G. Greenfield and Evenette G. Greenfield, Trustees (the Grantor) of 14605 West Taylor Road, Cheney, WA 99004

WITNESSETH:

WHEREAS, Oasis Petroleum North America, LLC, First City Tower, 1001 Fannin, Ste. 202, Houston, TX 77002 is/are the owner(s) of an oil and gas lease dated March 1, 2005 and recorded in Document #: 356291 of the McKenzie County, North Dakota, Register of Deeds Records (the "Lease"), which pertains to the following described lands:

Township 152 North, Range 100 West, 5th P.M.
Section 7: Lots 1(33.53), 2(33.55), E2NW4, NE4

Wherever the term one-sixth appears on the "Lease" it shall be amended to read seventeen and one-half percent (17.50%)

(the "Lands"); and

WHEREAS, the Grantor desires to amend the " Lease";

NOW, THEREFORE, for ten and more dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby amends the "Lease" such that the "Lease" remains in full force and effect and the term of the Lease is extended for a period of two (2) years from the former date of the expiration of the "Lease" stated herein (such date, as amended the "Revised Termination Date), and continues to lease the lands to the above named owner(s) of the "Lease", with the same tenor and effect as if the amended term had been originally expressed in the "Lease", for the amended term and as long thereafter as oil, gas, casinghead gas, or other liquid or gaseous hydrocarbons are produced from any well on the lands covered by the "Lease" or the "Lease" is otherwise extended by operations, payments, or activities as provided therein. No rentals shall be payable during the term of the "Lease" as amended hereby.

The Grantor has agreed to a certain payment per net mineral acre owned by Grantor as total consideration to be paid for this Amendment of Oil and Gas Lease and Grantor acknowledges receipt of 100% percent of that payment per net mineral acre owned as adequate consideration for execution of the Amendment of Oil and Gas Lease.

In addition, the Grantor further agrees that the Owner may have an option to further amend the "Lease" to extend the term for an additional 2 years beyond the Revised Termination Date. This option may be exercised by the Owner with respect to any or all of the lands described above by the payment of $300.00 per net mineral acre for each net acre over which the Owner, its successors or assigns wishes to exercise its option granted herein. In the event of an exercise of this option the "Lease" shall remain in full force and effect with respect to covered lands and the term of the Lease shall be extended as stated above. This payment will be considered properly tendered if a certified check is sent U.S. Mail postmarked no later than **(30)** days prior to **(the Revised Termination Date)**. In the event the Owner exercises its option as to only a portion of the lands, the Owner agrees to file a Release of Oil and Gas Lease on all lands not covered by the option to exercise and/or not amended under the terms of the "Lease". Said Release of Oil and Gas Lease is to be filed within **(90)** days **(of the Revised Termination Date)**.

Rocky G. Greenfield, Trustee

Evenette G. Greenfield, Trustee

STATE OF Washington

COUNTY OF Spokane

ACKNOWLEDGMENT INDIVIDUAL

BE IT REMEMBERED, That on this 25th day of September 2009 before me, a Notary Public, in and for said County and State, personally appeared Rocky G. Greenfield and Evenette G. Greenfield, to me known to be the identical persons described in and who executed the within and foregoing instrument and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notarial seal, the and year first above written.

My commission expires: 10-02-10

Notary Public

KARLA J. HILL NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES OCTOBER 2, 2010

STATE OF ______________)

COUNTY OF ______________)

ACKNOWLEDGMENT CORPORATION

Before me the undersigned, a Notary Public, in and for said County and State, on this _____ day of ____________, 2009, personally appeared ______________________, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its ______________ and acknowledged to me that ______ executed the same as ______ free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

My commission expires: ______________

Notary Public